EXHIBIT 10.2

ESSEX PROPERTY TRUST, INC.

2018 STOCK AWARD AND INCENTIVE COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR EQUITY AWARD
NOTICE OF NON-QUALIFIED STOCK OPTION AWARD

Grantee’s Name and Address

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Essex Property Trust, Inc. 2018 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”) and the Non-Qualified Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number:

Date of Award:

Exercise Price per Share:	$

Total Number of Shares Subject to the Option (the “Shares”):

Total Exercise Price:	$

Type of Option:

Expiration Date:

Post-Termination Exercise Period: Three (3) months following a termination of the Grantee’s Continuous Service, subject to an extended Post-Termination Exercise Period that may apply upon a termination of the Grantee’s Continuous Service under the circumstances set forth in Sections 6, 7 or 8 of the Option Agreement.
Vesting Schedule:
The Options shall be fully vested and exercisable as of the Date of Award, provided that the Shares issued pursuant to the exercise of the Option shall be subject to the restrictions on transfer set forth in Section 3 of the Option Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement.

Essex Property Trust, Inc., a Maryland corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND THE OPTION AGREEMENT, AND REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF. THE GRANTEE HAS REVIEWED THIS NOTICE, THE PLAN AND THE OPTION AGREEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS NOTICE, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS NOTICE, THE PLAN AND THE OPTION AGREEMENT. THE GRANTEE HEREBY AGREES THAT ALL QUESTIONS OF INTERPRETATION AND ADMINISTRATION RELATING TO THIS NOTICE, THE PLAN AND THE OPTION AGREEMENT SHALL BE RESOLVED BY THE ADMINISTRATOR IN ACCORDANCE WITH SECTION 13 OF THE OPTION AGREEMENT. THE GRANTEE FURTHER AGREES TO THE VENUE SELECTION AND WAIVER OF A JURY TRIAL IN ACCORDANCE WITH SECTION 14 OF THE OPTION AGREEMENT. THE GRANTEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED IN THIS NOTICE.

Dated:	Signed:

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Award Number: ____
ESSEX PROPERTY TRUST, INC.
2018 STOCK AWARD AND INCENTIVE COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR EQUITY AWARD
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
1.Grant of Option. Essex Property Trust, Inc., a Maryland corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Non-Qualified Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”), subject to the terms and provisions of the Notice, this Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2018 Stock Award and Incentive Compensation Plan (the “Plan”), as amended from time to time, all of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.
The Option is intended to be treated as a Non-Qualified Stock Option and not qualify as an Incentive Stock Option as defined in Section 422 of the Code.
2.Exercise of Option.

(a)	Right to Exercise.
(i)The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.
(ii)Any Shares issued upon exercise of the Option shall be subject to the transfer restrictions set forth in Section 3(b), below.
(b)Method of Exercise. The Option shall be exercisable only by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.
(c)Taxes. The Grantee is advised to review with his or her own tax advisors the Federal, state, local and, if applicable, non-U.S. tax consequences of the transactions contemplated by the grant of the Option. The Grantee is relying solely on such advisors and is not relying in any part on any statement or representation of the Company or any of its agents. Neither the Company nor any Related Entity shall be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become legally due by the Grantee in connection with any aspect of the Option, including the grant of the Option, vesting of the Option, or sale of the underlying Shares (“Tax-Related Items”). The Grantee is solely responsible for timely reporting all income derived from the Option on the Grantee’s personal tax return and paying all Tax-Related Items, and shall indemnify the Company and all Related Entities and hold them harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company or any Related Entity to pay any Tax-Related Items.If the Company becomes obligated to withhold any Tax-Related Items, prior to any relevant taxable or tax withholding event, as applicable, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee hereby authorizes the Company or its agent, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods:
(i)withholding from director fees or other cash compensation otherwise payable to the Grantee by the Company or the Company’s employer (if different); and/or
(ii)following the expiration of the Transfer Restriction Period, withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); and/or
(iii)following the expiration of the Transfer Restriction Period (as defined below), withholding in Shares to be issued upon exercise of the Option.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.
The Grantee further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant or vesting of the Option, the issuance of Shares under the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result.
3.Restrictions.
(a) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.
(b)Transfer Restrictions. Notwithstanding anything in the Notice or this Option Agreement or the vested status of the Option, any Shares that are issued pursuant to the exercise of an Option may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee (including withholding Shares issuable under the Option to satisfy tax withholding obligations and the sale of Shares pursuant to a broker-assisted “cashless exercise,” as contemplated under Section 4(d), below) during the Transfer Restriction Period. Any attempt to transfer Shares in violation of this Section 3(b) will be null and void and will be disregarded. “Transfer Restriction Period” for purposes of this Option Agreement means the period commencing on the Date of Award (as defined in the Notice) and ending on the first anniversary thereof.

(i)    Shares Issued During Transfer Restriction Period. Any Shares issued upon exercise of the Option prior to the expiration of the Transfer Restriction Period shall be registered in the Grantee’s name on the stock transfer books of the Company and shall remain in the physical custody of the Company or its designee at all times until the expiration of the Transfer Restriction Period and all other terms and conditions in this Option Agreement have been satisfied. Only whole Shares shall be issued.
(ii)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
(iii)    Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Section 3, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(iv)    Shareholder Rights. Subject to the restrictions set forth in the Plan and this Option Agreement, Grantee shall possess all the rights and privileges of a shareholder of the Company for all the Shares that are issued upon the exercise of the Option while the Shares are subject to stop-transfer instructions, or otherwise held by the Company or its designee, including the right to vote and receive dividends with respect to the Shares.
4.Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Laws:

(a)	cash;

(b)	check;
(c)following the expiration of the Transfer Restriction Period, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or
(d)following the expiration of the Transfer Restriction Period, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.
5.Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, the Grantee may exercise the Option, but only prior to the expiration of the Post-Termination Exercise Period set forth in the Notice. In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect. Except as provided in Sections 6, 7 and 8 below, if the Grantee does not exercise the Option prior to the expiration of the Post-Termination Exercise Period, the Option shall terminate.

6.Retirement of Grantee. If the Grantee’s Continuous Service terminates at a time when the Grantee’s combined age and years of Continuous Service is equal to or greater than 68, then the Grantee may exercise the Option, but only prior to the expiration of the period ending on the third anniversary of date the Grantee’s Continuous Service terminates (but in no event later than the Expiration Date). If the Grantee does not exercise the Option prior to the expiration of the time specified herein, the Option shall terminate.
7.Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may exercise the Option, but only prior to the expiration of twelve (12) months from the date the Grantee’s Continuous Service terminates (and in no event later than the Expiration Date). If the Grantee does not exercise the Option prior to the expiration of the time specified herein, the Option shall terminate.
8.Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 below may exercise the Option prior to the expiration of twelve (12) months from the date of death (but in no event later than the Expiration Date). If the Option is not exercised prior to the expiration of the time specified herein, the Option shall terminate.
9.Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 8 above, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company or any Related Entity. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.
10.Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.
11.Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan or this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.Conformity to Securities Laws. The Grantee acknowledges that the Plan and this Option Agreement are intended to conform to the extent necessary with all provisions of the Securities Act, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Option Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
13.Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option Agreement for construction or interpretation.
14.Administration and Interpretation. The grant of the Option, the vesting of the Option and the issuance of Shares upon exercise of the option are subject to, and shall be administered in accordance with, the provisions of the Plan, as the same may be amended from time to time. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
15.Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
16.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other part.
17.Adjustments. The number and type of Shares subject to the Option and exercise price Option is subject to adjustment as provided in Section 10 of the Plan. The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Grantee.
18.NO GUARANTEE OF CONTINUED SERVICE. THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE STOCKHOLDERS’ RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP AS A DIRECTOR AT ANY TIME IN ACCORDANCE WITH THE COMPANY’S BYLAWS AND APPLICABLE LAWS.

19.Restrictions on Resale. The Grantee hereby agrees not to sell any Shares at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as the Grantee’s Continuous Service continues and for such period of time after the termination of the Grantee’s Continuous Service as the Company may specify.
20.Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assign.
21.Severability. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
22.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
23.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
25.Amendments. The Company may amend this Option Agreement at any time, provided that no such amendment shall be made without the Grantee’s consent if such action would materially diminish any of the Grantee’s rights under this Option Agreement. The Company reserves the right to impose other requirements on the Option and the Shares acquired upon vesting of the Option, to the extent the Company determines it is necessary or advisable under the laws of the country in which the Grantee resides pertaining to the issuance or sale of the Shares or to facilitate the administration of the Plan.
26.Counterparts. For the convenience of the parties and to facilitate execution, this Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
27.Waiver. The Grantee acknowledges that a waiver by the Company of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach by the Grantee or any other person.
END OF OPTION AGREEMENT

ESSEX PROPERTY TRUST, INC.
2018 STOCK AWARD AND INCENTIVE COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR EQUITY AWARD
EXERCISE NOTICE
Essex Property Trust, Inc.
1100 Park Place, Suite 200
San Mateo, California 94403
Attention: Secretary
1.Exercise of Option. Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Essex Property Trust, Inc. (the “Company”) under and pursuant to the Company’s 2018 Stock Award and Incentive Compensation Plan, as amended from time to time, and the Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Non-Qualified Stock Option Award (the “Notice”) dated ______________, ________. Unless otherwise defined herein, the terms defined in the Plan and the Option Agreement shall have the same defined meanings in this Exercise Notice.
2.Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
3.Transfer Restrictions. Any Shares that are issued pursuant to the exercise of the Option shall be subject to the restrictions on transfer set forth in Section 3 of the Option Agreement during the Transfer Restriction Period.
4.Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. Subject to the restrictions on transfer set forth in Section 3 of the Option Agreement, the Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.
5.Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.
6.Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice
7.Taxes. The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and, if applicable, herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

8.Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.
9.Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this Exercise Notice for construction or interpretation.
10.Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
11.Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
12.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
13.Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.
14.Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference, and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.
[Signature Page Follows]

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Submitted by:	Accepted by:

GRANTEE:	ESSEX PROPERTY TRUST, INC.

By:

Title:

Address:	Address:

1100 PARK PLACE, SUITE 200
SAN MATEO, CALIFORNIA 94403

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